Exhibit 99(a)(7)


                       ALLIANCEBERNSTEIN CORPORATE SHARES

                               AMENDMENT NO. 6 TO

                    AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

            The undersigned, being at least a majority of the duly elected and qualified Trustees of AllianceBernstein Corporate Shares, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 26, 2004, as amended, do hereby:

      FIRST: Amend Article I, Section 1 of the Agreement and Declaration of Trust by striking out said Section in its entirety and inserting in lieu thereof the following:

            Section 1. This Trust shall be known as "AB Corporate Shares", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      SECOND: Amend Article III, Section 6 of the Agreement and Declaration of Trust by striking out the first sentence thereof and inserting in lieu thereof the following:

            Section 6 Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or classes, each of the following Series and classes shall be, and is hereby, established and designated: AB Corporate Income Shares, AB Municipal Income Shares, AB Taxable Multi-Sector Income Shares, AB Tax-Aware Real Return Income Shares and AB International Focus Shares.

            This instrument shall become effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


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/s/ John H. Dobkin                                  Date: 1/19/15
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John H. Dobkin


/s/ Michael J. Downey                               Date: 1/16/15
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Michael J. Downey


/s/ William H. Foulk, Jr.                           Date: 1/15/15
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William H. Foulk, Jr.


/s/ D. James Guzy                                   Date: 1/16/15
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D. James Guzy


/s/ Nancy P. Jacklin                                Date: 1/16/15
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Nancy P. Jacklin


/s/ Robert M. Keith                                 Date: 1/16/15
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Robert M. Keith


/s/ Garry L. Moody                                  Date: 1/16/15
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Garry L. Moody


/s/ Marshall C. Turner, Jr.                         Date: 1/16/15
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Marshall C. Turner, Jr.


/s/ Earl D. Weiner                                  Date: 1/16/15
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Earl D. Weiner